UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

June 28, 2023

Date of report (Date of earliest event reported)

________________________

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

________________________

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2023, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Agile Therapeutics, Inc. (the “Company”), following prior recommendation and approval by the Board in January 2023, approved merit-based increases and annual grants in the ordinary course to each of Alfred Altomari, the Company’s Chief Executive Officer, Robert Conway, the Company’s Chief Corporate Planning and Supply Chain Officer, Geoffrey Gilmore, the Company’s Chief Administrative Officer, Paul Korner, the Company’s Chief Medical Officer, and Amy Welsh the Company’s Chief Commercial Officer.

Each of Mr. Altomari and Mr. Gilmore offered to the Committee, and the Committee accepted, to accept their merit-based compensation increase in the form of restricted stock units (“RSUs”) in lieu of cash. Such RSUs were issued under the Company’s 2023 Equity Incentive Plan, with a grant date of June 28, 2023 to each of Mr. Altomari and Mr. Gilmore, for a number of shares equal to 8,963 and 6,716, respectively, representing the value of such merit-based compensation increases divided by $2.48, the closing price of the Company’s common stock on June 28, 2023, rounded to the nearest whole share. Such grants shall vest in full on June 28, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: June 30, 2023	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer